UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Please see the disclosure under Item 5.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

We entered into the employment and non-competition agreement dated May 1, 2010 with one of our employees, pursuant to which we agreed, among other things, to grant certain shares of our common stock in consideration for his services. Upon commencement of the term of his employment on May 1, 2010, he was to receive 100,000 shares of our common stock. Thereafter, on the first day of anniversary date beginning with May 1, 2011, he is to receive an additional 100,000 shares of our common stock until 2014. On May 1, 2015, he is to receive 200,000 shares of our common stock. All granted shares are subject to one-year hold period from the date of each grant. We issued the initial 100,000 shares of our common stock as of September 14, 2010 and these initial shares are subject to a hold period until May 1, 2011.

We have issued and intend to issue these shares to one non-U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction relying on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933.

Please also see the disclosure under Item 5.02 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Compensation

On September 16, 2010, our board of directors determined the new fees to compensate our directors for their services. Effective October 1, 2010, Heinz J. Scholz is to receive $15,000 per month; Michael Velletta is to receive $12,000 per month plus $2,000 per month for office expenses; Dr. Richard Schenz is to receive $20,000 per year; and Dr. Werner Ladwein is to receive $20,000 per year.

Peter-Mark Vogel

On September 16, 2010, our board of directors appointed Peter-Mark Vogel as our President and Chief Executive Officer, removing the word “interim” from his title. Also our board of directors determined to compensate Mr. Vogel $17,000 per month for his services.

Dr. Werner Ladwein

As of September 16, 2010, Dr. Werner Ladwein orally agreed to act as a director of our company. In consideration for his services, we agreed to compensate him $5,000 per quarter or $20,000 per year. We also agreed to reimburse him for expenses approved of in writing by our board of directors. We and Dr. Ladwein also agreed that Dr. Ladwein’s position as a director may be terminated at any time by either him or our company. In the event that we end Dr. Ladwein’s position as director, we agreed to pay him to the end of the subsequent quarter. We expect to enter into a written agreement with Dr. Ladwein to evidence these terms of the agreement at a later date.

As of September 16, 2010, we also granted Dr. Ladwein stock options to purchase 500,000 shares of our common stock at an exercise price of $0.52 per share and 500,000 shares of our common stock at an exercise price of $0.65 per share until September 16, 2020. The stock options vest in 12 quarterly installments, subject to proration to account for any partial calendar quarter at the beginning of the vesting period, with the first installment to vest on the first day of the first full calendar quarter after September 16, 2010, and with each subsequent installment to vest on the first day of each calendar quarter thereafter. The grant is subject to the execution of a stock option agreement by Dr. Ladwein and us and the terms of our stock option plan.

Dr. Ladwein is a non-U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933), and we granted these stock options in an offshore transaction relying on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 16, 2010, we held our annual meeting of stockholders.

Election of Directors

At the annual meeting, our stockholders elected Heinz J. Scholz, Michael Velletta, Dr. Richard Schenz, and Dr. Werner Ladwein as the directors of our company with the following votes:

	For	Against	Abstain	Broker Non-Votes
Heinz J. Scholz	53,645,206	2,219,357	212,600	12,659,669
Michael Velletta	53,526,181	2,230,207	320,775	12,659,669
Dr. Richard Schenz	53,756,831	2,233,157	87,175	12,659,669
Dr. Werner Ladwein	55,744,341	250,347	82,475	12,659,669

Our board of directors did not nominate Erik Herlyn as a candidate for a director at the annual meeting and, as a result, he ceased being a director of our company following our annual meeting of stockholders.

Ratification of Appointment of Independent Registered Public Accounting Firm

At the annual meeting, our stockholders ratified the appointment of BDO Visura as our independent registered public accounting firm with the following votes:

For	Against	Abstain	Broker Non-Votes
67,328,087	218,573	1,190,172	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Date: September 20, 2010